UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Homeland Energy Solutions, LLC
(Name of Registrant as Specified In Its Charter

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NOTICE OF ANNUAL MEETING OF MEMBERS

THURSDAY, APRIL 7, 2011

To our Members:

The 2011 Annual Meeting of Members (the “2011 Annual Meeting”) of Homeland Energy Solutions, LLC (the “Company”) will be held on Thursday, April 7, 2011, at the Starlite Ballroom, 417 East Grove Street, Lawler, Iowa 52154. Registration for the 2011 Annual Meeting will begin at 1:00 p.m. The 2011 Annual Meeting will commence at approximately 2:00 p.m. The Company's Board of Directors (the “Board”) encourages you to attend the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 MEMBER MEETING TO BE HELD ON THURSDAY, APRIL 7, 2011:

◦
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting;

◦	The proxy statement, proxy card and annual report to members are available at www.homelandenergysolutions.com; and

◦
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling our office at (563) 238-5555 or toll free at (866) 238-7879 or by written request to Homeland Energy Solutions, LLC at 2779 Highway 24, Lawler, IA 52154, by e-mail at info@homelandenergysolutions.com, or on our website at www.homelandenergysolutions.com on or before March 28, 2011, to facilitate timely delivery.

The purposes of the meeting are to: (1) Elect two (2) directors to the Board; and (2) Transact such other business as may properly come before the 2011 Annual Meeting or any adjournments thereof.

Only members listed on the Company's records at the close of business on February 18, 2011 are entitled to notice of the 2011 Annual Meeting and to vote at the 2011 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be RECEIVED by the Company no later than 5:00 p.m. local time on Wednesday, April 6, 2011.

All members are cordially invited to attend the 2011 Annual Meeting in person. However, to assure the presence of a quorum, the Board requests that you promptly sign, date and return a proxy card, whether or not you plan to attend the meeting. Proxy cards are available on the Company's website at www.homelandenergysolutions.com and may be printed by the members. No personal information is required to print a proxy card. If you wish to revoke your proxy card at the meeting and vote in person, you may do so by giving notice to our CEO Walt Wendland or our CFO Jeff Grober, prior to the commencement of the meeting. You may fax your completed proxy card to the Company at (563) 238-5557 or mail it to the Company at 2779 Highway 24, Lawler, IA 52154. If you need directions to the meeting, please contact the Company using the information listed above.
By order of the Board of Directors,

/s/ James Boeding
Chairman of the Board

Lawler, Iowa
February 18, 2011

Homeland Energy Solutions, LLC
2779 Highway 24
Lawler, Iowa 52154

Proxy Statement
2011 Annual Meeting of Members
Thursday, April 7, 2011

SOLICITATION AND VOTING INFORMATION

The enclosed proxy is solicited by the board of directors (the “Board”) of Homeland Energy Solutions, LLC (the “Company”) for use at the annual meeting of members of the Company to be held on Thursday, April 7, 2011, and at any adjournment thereof (the “2011 Annual Meeting”). The 2011 Annual Meeting will be held at the Starlite Ballroom, 417 East Grove Street, Lawler, Iowa 52154. Registration will begin at 1:00 p.m. and the meeting will commence at 2:00 p.m. This solicitation is being made according to the SEC's internet availability of proxy materials rules, however the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and the proxy card is scheduled to begin on or about February 18, 2011, at which time the proxy statement and proxy card will be available for printing and viewing at the Company's website (www.homelandenergysolutions.com).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:    Why did I receive this proxy statement?

A:    The Board is soliciting your proxy to vote at the 2011 Annual Meeting because you were a member of the Company at the close of business on February 18, 2011, the record date, and are entitled to vote at the meeting.

Q:    When and where is the 2011 Annual Meeting?

A:    The 2011 Annual Meeting will be held on Thursday, April 7, 2011, at the Starlite Ballroom, 417 East Grove Street, Lawler, Iowa 52154. Registration will begin at 1:00 p.m. The 2011 Annual Meeting will commence at 2:00 p.m.

Q:    What am I voting on?

A:    You are voting on the election of two (2) directors. The nominees are Mathew Driscoll, Stephen Eastman, Bernard Retterath, Duane Schwickerath and Robert Sieracki. The Board recommends a vote FOR the incumbents, Mr. Driscoll and Mr. Schwickerath.

Q:    How many votes do I have?

A:    On any matter which may properly come before the meeting, each member entitled to vote will have one vote for each membership unit owned of record by such member as of the close of business on February 18, 2011.

Q:    What is the voting requirement to elect the directors and what is the effect of an abstention or withhold vote?

A:    In the election of directors, the two nominees receiving the greatest number of votes relative to the votes cast for their competitors will be elected, regardless of whether any individual nominee receives votes from a majority of the quorum. Members do not have cumulative voting rights. In the director election, because directors are elected by plurality vote, abstentions and withheld votes will not be counted either for or against any nominee. Abstentions and withheld votes will be included when counting units to determine whether a sufficient number of the voting membership units are represented to establish a quorum.

Q:    Do I have dissenter's rights?

A:    Pursuant to Section 6.19 of the Company's operating agreement, members have no dissenters' rights. Dissenters' rights are generally the right of a security holder to dissent from and obtain the fair value of their securities in certain events, such as mergers, share exchanges, and certain amendments to a company's governance agreements.

Q:    How many membership units are outstanding?

A:    On February 18, 2011, the record date, there were 90,445 outstanding membership units. This means that there may be 90,445 votes on any matter presented to the members.

Q:    What constitutes a quorum?

A:    The presence of members holding 30% of the total outstanding membership units, or 27,134 membership units, constitutes a quorum. If you submit a properly executed proxy card, then you will be counted as part of the quorum.

Q:    How do I vote?

A:    Membership units can be voted only if the holder of record is present at the 2011 Annual Meeting, either in person or by proxy. You may vote using either of the following methods:

•
Proxy card. You may cast your votes by executing a proxy card for the 2011 Annual Meeting and submitting it to the Company prior to the 2011 Annual Meeting. Completed proxy cards must be RECEIVED by the Company by 5:00 p.m. local time on Wednesday, April 6, 2011 in order to be valid. The Company urges you to specify your choices by marking the appropriate boxes on your proxy card for the 2011 Annual Meeting. After you have marked your choices, please sign and date the proxy card and return it to the Company, either by mail at 2779 Highway 24, Lawler, Iowa 52154, or fax it to the Company at (563) 238-5557. If you sign and return the proxy card without specifying any choices, your membership units will be voted FOR the incumbents Mr. Driscoll and Mr. Schwickerath.

•	In person at the 2011 Annual Meeting. All members of record as of February 18, 2011 may vote in person at the 2011 Annual Meeting.

Q:    What can I do if I change my mind after I vote my units?

A:    You may revoke your proxy by:

•	Voting in person at the 2011 Annual Meeting;

•
Giving either personal or written notice of the revocation to Walter Wendland, the Company's CEO at the Company's offices at 2779 Highway 24, Lawler, Iowa 52154 no later than 5:00 p.m. local time on Wednesday, April 6, 2011; or

•	Giving either personal or written notice of the revocation to the Company's CEO, Walter Wendland, or CFO, Jeff Grober, prior to the commencement of the 2011 Annual Meeting.

Q:    What happens if I mark too few or too many boxes on the proxy card?

A:    If you do not mark any choices on the proxy card, then the proxies will vote your units FOR the incumbent directors Mr. Driscoll and Mr. Schwickerath. You may wish to vote for only one of the director nominees. In this case, your vote will only be counted for the director candidate you have selected. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD for a candidate, your votes will not be counted with respect to the director candidate for whom you marked contradicting choices. If you vote for more than two nominees, no nominee will receive your vote. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2011 Annual Meeting.

Q:    Who may attend the 2011 Annual Meeting?

A:    All members as of the close of business on the record date may attend the 2011 Annual Meeting.

Q:    What is the record date for the 2011 Annual Meeting?

A:    The record date for the 2011 Annual Meeting is February 18, 2011.

Q:    Who will count the vote?

A:    The Company's Chief Financial Officer, Jeff Grober, and Financial Assistant, Becky Williams, will act as inspectors of the election and will count the votes.

Q:    How do I nominate a candidate for election as a director at next year's annual meeting?

A:    The Company plans to hold director elections at next year's annual meeting. Nominations for director seats will be made by a nominating committee appointed by the Board. In addition, a member can nominate a candidate for director by following the procedures explained in Section 5.3(b) of the Company's operating agreement or by following the requirements of Rule 14a-11 under the Securities and Exchange Act of 1934 (the “Exchange Act”). These procedures are described below in the question “When are member proposals and director nominations due for the 2012 annual meeting?”

Q:    What is a member proposal?

A:    A member proposal is your recommendation or requirement that the Company and/or the Board take action, which you intend to present at a meeting of the Company's members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company's proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:    When are member proposals and director nominations due for the 2012 annual meeting?

A:    In order to be considered for inclusion in next year's proxy statement, member proposals, including director nominations, must be submitted in writing to the Company by October 21, 2011. The Company suggests that proposals for the 2012 annual meeting of the members be submitted by certified mail-return receipt requested.

Members who wish to nominate a director candidate or make a member proposal pursuant to Rule 14a-11 of the Exchange Act, must file the required notice on Schedule 14N no earlier than September 21, 2011 and no later than October 21, 2011 and follow the other requirements of Rule 14a-11.

Members who intend to present a proposal at the 2012 annual meeting of members without including such proposal in the Company's proxy statement, must provide the Company notice of such proposal no later than January 4, 2012. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2012 annual meeting by January 4, 2012, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion, provided the Company has included in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:    Who is paying for this proxy solicitation?

A:    The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

PROPOSAL TO BE VOTED UPON

PROPOSAL ONE
Election of Directors

Eight elected and three appointed directors comprise the Board. The elected directors are currently divided into three classes. Two directors are to be elected by the members at the 2011 Annual Meeting and the terms of the remaining elected directors expire in either 2012 or 2013. Below is a chart showing when each elected director's term expires.

2011	Mathew Driscoll Duane Schwickerath
2012	Jerry Calease Maurice Hyde Christine Marchand
2013	James Boeding Patrick Boyle Chad Kuhlers

At the 2010 annual meeting, Mathew Driscoll and Duane Schwickerath were elected to serve one-year terms until the 2011 annual meeting. At the 2010 annual meeting, Jerry Calease, Maurice Hyde and Christine Marchand were elected to serve two-year terms until the 2012 annual meeting. At the 2010 annual meeting, James Boeding, Patrick Boyle and Chad Kuhlers were elected to serve three-year terms until the 2013 annual meeting.

Our nominating committee has nominated Mr. Mathew Driscoll, Mr. Stephen Eastman, Mr. Bernard Retterath, Mr. Duane Schwickerath and Mr. Robert Sieracki as nominees for election at the 2011 Annual Meeting. Mr. Driscoll and Mr. Schwickerath are the incumbent directors and have served on the Board since the 2010 Annual Meeting. Mr. Eastman and Mr. Retterath previously served on the Board until the 2010 Annual Meeting. Mr. Sieracki has not previously served on the Board. Each of the nominees was recommended to the nominating committee by members of the Company. The nominating committee nominated each of the director nominees.

The following table contains certain information with respect to the nominees for election to the Board at the 2011 Annual Meeting:

Name and Principal Occupation	Age	Year First Became a Director	Term Expires
Mathew Driscoll, Financial Advisor	31	2010	2011
Stephen Eastman, Farmer/Elevator Owner	41	—	—
Bernard Retterath, Farmer	71	—	—
Duane Schwickerath, Farmer	50	2010	2011
Robert Sieracki, Real Estate Owner/Manager	70	—	—

Required Vote and Board Recommendation

Each member will receive a total of two votes for each unit the member owns. As indicated on the proxy card, if you do not mark any choices for directors on the proxy card, then your votes will be cast FOR the Company's incumbent nominees, Mr. Driscoll and Mr. Schwickerath. Abstentions or withheld votes for director elections will not be counted either for or against any nominee because directors are elected by plurality vote, meaning that the persons receiving the greatest number of votes relative to the other nominees will be elected. If you mark fewer than two choices on the proxy card, the proxies will vote your units ONLY for the nominees you have selected. If you mark contradicting choices on the proxy card, such as both for and withhold for a nominee, your votes will not be counted with respect to the director nominee that you marked contradicting choices for. If you vote for more than two nominees, your votes will not be counted with respect to ANY of the nominees you have selected. If any nominee should withdraw or otherwise become unavailable, which is not expected, such nominee's votes will be disregarded in determining which nominees received the greatest number of votes. Members who neither submit a proxy card nor attend the meeting will not be counted as either a vote for or against any nominee in the election of directors. Anyone who submits a signed proxy card will be treated as present at the meeting for purposes of determining a quorum.

Biographical Information for Director Nominees

Mathew Driscoll, Incumbent Nominee, Age 31. Mr. Driscoll presently serves as a director of the Company and serves on the audit committee. From 2001 until 2009, Mr. Driscoll was a financial advisor for Tuve Investments, Inc. of Waterloo, Iowa. In 2009, Mr. Driscoll first was employed by MidWestOne Financial Group of Cedar Falls Iowa from January 2009 until March 2009. Since June 2009, Mr. Driscoll has been employed by Christensen and Driscoll Financial Services, Inc. In each of his previous positions, Mr. Driscoll has provided financial investment advice to individuals and businesses. Mr. Driscoll also sits on the board of directors of Christensen and Driscoll Financial Services, Inc., a private company. Mr. Driscoll has consented to serving on our board of directors if he is elected. Mr. Driscoll was selected as a nominee based on his prior involvement with the Company, and his financial and business experience.

Stephen Eastman, Nominee, Age 41. Mr. Eastman served as a director of the Company from our inception until our 2010 annual meeting. Mr. Eastman also served as our President from our inception through December 15, 2008, when the Company executed the Management Services Agreement with Golden Grain Energy, LLC. From 1987 to the present, Mr. Eastman has been the Manager/Owner of the family-owned Farmers Feed and Grain located in Riceville, Iowa. Mr. Eastman also operates a corn and soybean enterprise along with a 400 head cattle feedlot through the support and help of his family. Mr. Eastman has consented to serving on our board of directors if he is elected. Mr. Eastman was selected as a nominee based on his prior involvement with the Company, the ethanol industry, and his past agricultural and business experience.

Bernard Retterath, Nominee, Age 71. Mr. Retterath served as a director of the Company from our inception to our 2010 annual meeting, and held the office of Treasurer from our inception through December 15, 2008, when the Company executed the Management Services Agreement with Golden Grain Energy, LLC. Mr. Retterath has operated farming and trucking operations in Mitchell County Iowa, called B & B Farms and B & B Trucking, from 2003 to the present. Mr. Retterath previously served in the Army Division of the United States Military. Mr. Retterath has consented to serving on our board of directors if he is elected. Mr. Retterath was selected as a nominee based on his prior involvement with the Company, the ethanol industry and his past agricultural and business experience.

Duane Schwickerath, Incumbent Nominee, Age 50. Mr. Schwickerath has served as a director since the Company's 2010 annual meeting. Mr. Schwickerath also serves on the Company's risk management committee. Since 1978, Mr. Schwickerath has been self-employed as a farmer. Mr. Schwickerath has consented to serving on our board of directors if he is elected. Mr. Schwickerath was selected as a nominee based on his prior involvement with the Company and his agricultural and business experience.

Robert Sieracki, Nominee, Age 70. Mr. Sieracki has not previously served on the Company's board of directors. Since 1985, Mr. Sieracki has owned and operated income producing real estate in St. Paul, Minnesota. From 1995 until 2010, Mr. Sieracki was a Commander and Coxswain in the United States Coast Guard Auxiliary. From 1999 until 2008, Mr. Sieracki was a boat captain for Marine Max located in Oakdale, Minnesota where he inspected and delivered boats to customers as well as providing them instruction on the proper operation of their new boats. Mr. Sieracki has consented to serving on our board of directors if he is elected. Mr. Sieracki was selected as a nominee based on his prior business experience.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE INCUBENT NOMINEES MR. DRISCOLL AND MR. SCHWICKERATH.

Biographical Information for Non-nominee Directors

James Boeding, Chairman and Director, Age 63. Mr. Boeding has served as a director of the Company from our inception to the present, and held the office of Vice President from our inception through December 15, 2008, at which point his title shifted to Vice Chairman. Starting in April 2010, Mr. Boeding was elected Chairman of the Board. Mr. Boeding will continue to serve as our Chairman at the pleasure of the Board. Mr. Boeding's current term expires on the date of our 2013 annual meeting. In addition to his service to the Company, Mr. Boeding has been a farm owner and manager for an 800 acre grain and hay farm, a portion of which has operated organically from 1974 to the present. During the Vietnam War, Mr. Boeding also served as a finance specialist in the United States Military dealing with payroll and various other accounting duties. Mr. Boeding is currently serving on the board of directors for Golden Grain Energy, LLC, a publicly reporting company.

Patrick Boyle, Director, Age 55. Mr. Boyle has served as a director since our inception. Mr. Boyle also previously served as our Vice-President of Project Development until the ethanol plant was built. Mr. Boyle's current term expires on the date of our 2013 annual meeting. In addition to his service to the Company, Mr. Boyle has served as the Business Development Manager for Hawkeye REC, a local utility company from 2000 to the present. In the past he has been a consultant with the U.S. Foreign Aid Department in Russia organizing, structuring and forming agricultural cooperatives and free enterprise entities after the breakup of the collective farm system. Mr. Boyle serves on many local and state boards, and is the Iowa representative on the NRECA National Task Force for Health Care Reform.

Jerry Calease, Director, Age 58. Mr. Calease has served as a director since our 2010 annual meeting. Mr. Calease's current term expires on the date of our 2012 annual meeting. Mr. Calease sits on our Risk Management Committee. For the past 37 years, Mr. Calease has owned and operated a corn and soybean farming operation in Bremer County, Iowa. Mr. Calease has been a certified crop advisor for over 10 years and a Douglas Township trustee for over 20 years. Mr. Calease also serves on the board of directors of Golden Grain Energy, LLC, a publicly reporting company, and Butler-Bremer Communications, a private company.

Maurice Hyde, Director, Age 65. Mr. Hyde has served as a director since our 2010 annual meeting. Mr. Hyde's current term expires on the date of our 2012 annual meeting. Mr. Hyde serves as the chairperson of our Risk Management Committee. From 2005 until 2007, Mr. Hyde was the President and CEO of United Suppliers, Inc. of Eldora, Iowa. Since 2007, Mr. Hyde has been a consultant for United Suppliers, Inc. assisting in the transition of the new CEO following Mr. Hyde's retirement. United Suppliers, Inc. is an agriculture wholesale and retail input company with distribution in 17 Midwest states with annual sales in excess of $1 billion and approximately 650 employees. Mr. Hyde is also a director of Hardin County Saving Bank, a private company, and the Iowa River Railroad, a private company.

Chad Kuhlers, Chief Operating Officer and Director, Age 39. Mr. Kuhlers has served as a director of the Company since our inception. Mr. Kuhler's current term expires on the date of our 2013 annual meeting. In addition, Mr. Kuhlers has served as our Plant Manager/Chief Operating Officer under the Management Services Agreement with Golden Grain Energy, LLC since December 2008. During 2010, Mr. Kuhler's title was changed to Chief Operating Officer. Mr. Kuhlers has also been the Plant Manager/Chief Operative Officer for Golden Grain Energy, LLC since 2004. Prior to his employment with Golden Grain Energy, Mr. Kuhlers was the Operations Manager for the Koch Hydrocarbon's Medford, Oklahoma Fractionator from 1994 until 2004. Mr. Kuhlers has also been employed as a Project Engineer for Koch Refining Company in Corpus Christi, Texas. Mr. Kuhlers sits on the board of directors of CEK Investments, Inc., a private company.

Christine Marchand, Director, Age 33. Ms. Marchand has served as a director since our 2010 annual meeting. Ms. Marchand's current term expires on the date of our 2012 annual meeting. On December 15, 2008, the board of directors appointed Ms. Marchand as Treasurer/Chief Financial Officer of the Company pursuant to the Management Services Agreement. Ms. Marchand resigned as the Company's Treasurer/Chief Financial Officer as of January 1, 2010. Ms. Marchand serves as the Chief Financial Officer for Golden Grain Energy, LLC, where she has held that position since 2005. Prior to her employment at Golden Grain Energy, LLC, Ms. Marchand was the controller at Kiefer Built, LLC and was an accountant for a public accounting company. Ms. Marchand is a Certified Public Accountant.

Biographical Information for Appointed Directors

Leslie Hansen, Appointed Director, Age 57. Ms. Hansen has served as a director of the Company since her appointment by Golden Grain Energy, LLC on December 3, 2007, pursuant to Golden Grain's right of appointment under Section 5.3(f) of our operating agreement. Ms. Hansen will serve indefinitely as a director on the Board at the pleasure of Golden Grain Energy, LLC for so long as it satisfies the conditions of Section 5.3(f) of the Company's operating agreement. In addition to her service to the Company, Ms. Hansen also sits on the board of directors of Golden Grain Energy, LLC, a publicly reporting company. Ms. Hansen has served as the Vice President/CFO of Precision of New Hampton, Inc. from 1986 to the present, where she performs managerial and financial duties. From 2002 to the present, Ms. Hansen has served as Vice President/CFO of Hotflush, Inc., where she performs accounting and tax preparation duties. In addition, Ms. Hansen is the President of Sizzle X, Inc., an investment firm located in New Hampton, Iowa.

Edward Hatten, Appointed Director, Age 65. Mr. Hatten has served as a director of the Company since he was appointed by Steven Retterath to the Board on December 3, 2007, pursuant to Mr. Retterath's right of appointment under Section 5.3(f) of the Company's operating agreement. Mr. Hatten will serve indefinitely as a director on the Board at the pleasure of Mr. Retterath for so long as he satisfies the conditions of Section 5.3(f) of the Company's operating agreement. Mr. Hatten has been retired for over five years following a career in the crop protection industry, where he owned and operated Northland Helicopters, Inc, headquartered in Stacyville, Iowa. Northland Helicopters offered pesticide protection services to area farmers and other agricultural producers. Mr. Hatten also serves as a director of Golden Grain Energy, LLC, a publicly reporting company and Absolute Energy, L.L.C., a private company.

Steven Retterath, Appointed Director, Age 67. Mr. Retterath has served as a director of the Company since he appointed himself to the position on December 3, 2007, pursuant to his right of appointment under Section 5.3(f) of the Company's operating agreement. Mr. Retterath will serve indefinitely as a director on the Board at his pleasure for so long as he satisfies the conditions of Section 5.3(f) of the Company's operating agreement. Mr. Retterath has been retired since 2002 from a long career in the industrial crane rental business. Prior to his retirement, he was the principal owner and President of General Crane, Inc., an industrial crane rental business headquartered in Pompano Beach, Florida. Mr. Retterath also serves as a director of Golden Grain Energy, LLC, a publicly reporting company and Absolute Energy, L.L.C., a private company.

Executive Officers
Walter Wendland, President/Chief Executive Officer, Age 55. On December 15, 2008, the Board appointed Mr. Wendland as President/Chief Executive Officer of the Company, pursuant to the Management Services Agreement. Mr. Wendland is anticipated to hold the office of President/Chief Executive Officer until the earlier of the termination or expiration of the Management Services Agreement. In addition to his service to the Company, Mr. Wendland also serves as the President and Chief Executive Officer of Golden Grain Energy, LLC, where he has held that position since 2004. For the past five years, he has also owned and managed a 1,400-acre farm. Mr. Wendland also serves as a director for BioGold Fuel Corporation, a private company, director and board secretary of Renewable Products Marketing Group (RPMG), a private company, director for Guardian Eagle Investments, a private company, director and member of the risk management committee of Guardian Energy, a private company, serves on the advisory committee of Ethanol Risk Management SPC and chairman of the Casualty Risk Control committee. Mr. Wendland is also involved in several industry organizations. Mr. Wendland presently serves as President and director for the Iowa Renewable Fuels Association and serves as Secretary on the executive committee and is a director of the national Renewable Fuels Association.

Jeffrey Grober, Treasurer/Chief Financial Officer, Age 48. Mr. Grober was appointed as our Treasurer and Chief Financial Officer as of January 1, 2010. He is responsible for overseeing all financial aspects of the Company. Prior to accepting the CFO position with the Company, from December 1995, Mr. Grober was the Chief Operating Officer and Chief Financial Officer of IndyBake Products of Terre Haute Indiana. Mr. Grober was responsible for overseeing the daily operations of the company and all financial aspects of the company. Mr. Grober will continue as the Company's CFO at the pleasure of the Board.

Family Relationships

Steven Retterath, a current appointed director and member of the Company is the brother of Bernard Retterath who is a director nominee and member of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Beneficial ownership is determined in accordance with the rules of the SEC. Each of the members of the Company who beneficially own 5% or more of the Company's units has sole voting and sole investment power for all units beneficially owned by that member. Each of our 5% owners can be contacted at the Company's address, Homeland Energy Solutions, LLC, 2779 Highway 24, Lawler, Iowa 52154.

As of February 18, 2011 the following members beneficially owned 5% or more of our outstanding units:

Title of Class	Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership of Units	Percent of Class
Units	Steven Retterath	25,460	28.15%
Units	Golden Grain Energy, LLC	5,000	5.53%

SECURITY OWNERSHIP OF MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, a person named in the table below has sole voting and sole investment power for all units beneficially owned by that person. Each of our directors, nominees, and executive officers can be contacted at the Company's address, Homeland Energy Solutions, LLC, 2779 Highway 24, Lawler, Iowa 52154.

As of February 18, 2011, members of the Board, nominees and certain of our named executive officers own units as follows:

Title of Class	Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership of Units	Percent of Class
Units	James Boeding, Director	995	1.10%
Units	Patrick Boyle, Director	150	*
Units	Jerry Calease, Director (1)	250	*
Units	Mathew Driscoll, Director and Nominee (2)	25	*
Units	Stephen Eastman, Nominee(3)	737	*
Units	Jeffrey Grober, Chief Financial Officer	—	—
Units	Leslie Hansen, Appointed Director(4)	2,133	2.36%
Units	Edward Hatten, Appointed Director	300	*
Units	Maurice Hyde, Director	100	*
Units	Chad Kuhlers, Director and Chief Operating Officer (5)	100	*
Units	Christine Marchand, Director(6)	25	*
Units	Bernard Retterath, Nominee(7)	575	*
Units	Steven Retterath, Appointed Director	25,460	28.15%
Units	Duane Schwickerath, Director and Nominee	50	*
Units	Robert Sieracki, Nominee	150	*
Units	Walter Wendland(8) Chief Executive Officer	100	*
	Totals:	31,150	34.44%

(*) Indicates that the membership units owned represent less than 1% of the outstanding units.
(1) Mr. Calease jointly owns these 250 units with his spouse. Mr. Calease shares investment and voting power with respect to these 250 units with his spouse.
(2) Mr. Driscoll jointly owns these 25 units with his spouse and mother. Mr. Driscoll shares investment and voting power with respect to these 25 units with his spouse and his mother.
(3) Mr. Eastman beneficially owns 612 units jointly with his spouse. Mr. Eastman shares voting and investment power with respect to these 612 units with his spouse. Mr. Eastman beneficially owns 125 units that are owned by Farmers Feed & Grain Co. Inc.
(4) Ms. Hansen beneficially owns 980 units through Sizzle X, Inc. with her spouse, 1,103 units through Precision Employee Investment Fund, and 50 units jointly with her spouse.
(5) Mr. Kuhlers beneficially owns 100 units through his ownership of CEK Investments, Inc. Mr. Kuhlers shares voting and investment power with respect to these 100 units with his spouse.
(6) Ms. Marchand owns 25 units through Marchand Investments, Inc. with her spouse. Ms. Marchand shares voting and investment power with respect to these 25 units with her spouse.
(7) Mr. B. Retterath owns 25 units individually and 550 units jointly with his spouse. Mr. Retterath shares voting and investment power with respect to these 550 units with his spouse.
(8) Mr. Wendland owns 100 units jointly with his spouse. Mr. Wendland shares voting and investment power with respect to these 100 units with his spouse.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

The Board generally meets once per month. The Board held twelve regularly scheduled meetings and three special meetings during the fiscal year ended December 31, 2010. Each director attended at least 75% of the meetings of the Board during the fiscal year ended December 31, 2010.

The Board does not have a formalized process for holders of membership units to send communications to the Board. The Board feels this is reasonable given the accessibility of our directors. Members who wish to communicate with the Board are free to do so by contacting a director. The names of our directors and their phone numbers are listed on the Company's website at www.homelandenergysolutions.com or are available by calling the Company's office at (563) 238-5555.

The Board does not have a policy with regard to director attendance at annual meetings. Last year, all of the directors attended the Company's annual meeting. Due to this high attendance record, it is the view of the Board that such a policy is unnecessary.

Director Independence

As of December 31, 2010, all of our directors and director nominees are independent, as defined by NASDAQ Rule 5605(a)(2), with the exception of Mr. Boyle, Mr. Eastman, Mr. Kuhlers, Ms. Marchand and Mr. B. Retterath. Mr. Eastman and Mr. B. Retterath are not considered independent due to the fact that they served as the Company's Chief Executive Officer and Chief Financial Officer respectively, from the Company's inception through December 15, 2008. Mr. Eastman is not considered independent because of his ownership of a grain elevator from which the Company purchased corn and miscellaneous materials during the Company's 2010 fiscal year. Further, Mr. Eastman's in-laws own and operate Lohuis Construction Inc. Lohuis Construction built the Company's scale house and administrative building. Mr. Kuhlers is not considered independent due to his current position with the Company as Chief Operating Officer. Ms. Marchand is not considered independent because she served as the Company's CFO during the Company's 2009 fiscal year pursuant to the Management Services Agreement. Mr. Boyle is not considered independent due to compensation he received for consulting services he provided during the development of the Company. In evaluating the independence of our directors, we considered the following factors as set forth in NASDAQ Rule 5605(a)(2): (i) the business relationships of our directors; (ii) positions our directors hold with other companies; (iii) family relationships between our directors and other individuals involved with the Company; (iv) transactions between our directors and the Company; and (v) compensation arrangements between our directors and the Company.

Board Leadership Structure and Role In Risk Oversight

The Company is managed by a President/Chief Executive Officer that is separate from the Chairman of the Board. The Board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board. The Board is actively involved in overseeing all material risks that face the Company, including risks related to changes in commodity prices. The Board administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers' management of the Company, and through its risk management committee.

Code of Ethics

The Board has adopted a Code of Ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The Code of Ethics applies to all of our employees, officers, and directors, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is available free of charge on written request to Homeland Energy Solutions, LLC, 2779 Highway 24, Lawler, Iowa 52154.

Audit Committee

The Company has a separately-designated standing audit committee. The audit committee of the Board operates under a charter adopted by the Board in February 2009. A copy of the audit committee charter is available on the Company's website, www.homelandenergysolutions.com. Under the charter, the audit committee must have at least three members. Our audit committee members are Leslie Hansen, Patrick Boyle, James Boeding and Mathew Driscoll. The audit committee held five meetings during the Company's 2010 fiscal year. Each of the members of the audit committee attended at least 75% of the audit committee meetings.
The audit committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Our audit committee charter requires a majority of our audit committee to be “independent” in accordance with the definition provided for in such charter, and under such definition, a majority of the members of our audit committee are independent. Nevertheless, all of our audit committee members are independent within the definition of independence provided by NASDAQ rules 5605(a)(2) and 5605(c)(2), with the exception of Patrick Boyle due to payments he received under his development agreement with the Company. The Board believes allowing Mr. Boyle to serve on the audit committee is reasonable since a majority of the audit committee members are independent as required by the Company's audit committee charter.
The Board has determined that we do not currently have an audit committee financial expert. We do not have a financial expert serving on our audit committee because the only member of the Board who has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 407 of Regulation S-K held the position of Chief Financial Officer of the Company within the past three years and the Board has not yet created a new director position expressly for this purpose. The Board intends to consider such qualifications in future nominations to the Board and appointments to the audit committee.

Audit Committee Report

The audit committee delivered the following report to the Board on February 16, 2011. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The audit committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent accountant is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The committee reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2010. The committee has discussed with McGladrey & Pullen, LLP, its independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The committee has received and reviewed the written disclosures and the letter to management from McGladrey & Pullen, LLP, as required by Rule 3526, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountants' independence. The committee has considered whether the provision of services by McGladrey & Pullen, LLP, not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q, are compatible with maintaining McGladrey & Pullen, LLP's independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements referred to above be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2010.

Audit Committee
Leslie Hansen, Chair
James Boeding
Patrick Boyle
Mathew Driscoll

Independent Registered Public Accounting Firm

The audit committee selected McGladrey & Pullen, LLP as the independent registered public accountants for the fiscal year January 1, 2011 to December 31, 2011. A representative of McGladrey & Pullen, LLP is expected to be present at the 2011 Annual Meeting to respond to appropriate questions from the members and will have an opportunity to make a statement if they desire.

Change in Registered Public Accounting Firm

On April 16, 2010, the Company sent a notice to Eide Bailly LLP (“Eide Bailly”), dismissing them as the Company's independent public accountant. Eide Bailly's reports on the Company's financial statements from its inception, including the two years prior to Eide Bailly's dismissal, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change independent registered public accountants was recommended and approved by the Company's audit committee.

In the two fiscal years ended December 31, 2009 and 2008, and from January 1, 2010 until April 16, 2010, there were no disagreements between the Company and Eide Bailly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Eide Bailly's satisfaction, would have caused Eide Bailly to make reference to the subject matter of the disagreement in connection with its opinion on the Company's financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S−K except as set forth below:

In the Company's Annual Report on Form 10−K for the fiscal year ended December 31, 2008, which the Company filed with the Securities and Exchange Commission on February 26, 2009, Management's Report on the Internal Control over Financial Reporting stated, as of December 31, 2008, that the Company did not maintain effective internal control over financial reporting, due to an internal control deficiency that constituted a “material weakness,” based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The weakness concerned controls over: policies and procedures for the financial close and reporting process; lack of a representative with financial expertise; the adequacy of accounting systems meeting company needs; and lack of segregation of duties. Accordingly, management determined that this control deficiency constituted a material weakness in internal control over financial reporting as of December 31, 2008. The material weakness was remediated prior to December 31, 2009. The Company's Annual Report on Form 10−K for the fiscal year ended December 31, 2009 filed on March 10, 2010, stated that, as of December 31, 2009, Management believed that the Company maintained effective control over financial reporting. The Audit Committee of the Board of Directors of the Company discussed the subject matter of this material weakness with Eide Bailly.  The Company authorized Eide Bailly to respond fully to the inquiries of the Company's new independent registered public accounting firm concerning the subject matter of this material weakness.

The Company has provided Eide Bailly with the contents of this disclosure and requested that Eide Bailly furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this disclosure, and if not, stating the respects in which it does not agree. A copy of the letter from Eide Bailly to the Securities and Exchange Commission was filed as Exhibit 16.1 to a Form 8-K/A the Company filed with the Securities and Exchange Commission on April 27, 2010.

On April 19, 2010, the Company appointed McGladrey & Pullen, LLP as the Company's new independent public accountant. This appointment was approved by the Company's audit committee.

Audit Fees
The aggregate fees billed to the Company by the independent registered public accountants, McGladrey & Pullen, LLP during our 2010 fiscal year and Eide Bailly LLP during our 2009 fiscal year are as follows:

Category	Fiscal Year	Fees
Audit Fees(1)	2010	$73,000
	2009	60,300
Audit-Related Fees	2010	—
	2009	—
Tax Fees	2010	15,100
	2009	14,600
All Other Fees(2)	2010	1,100
	2009	1,000

(1)    Audit fees consist of fees for services rendered related to the Company's fiscal year end audits, quarterly reviews, registration statement and related amendments.

(2)    All other fees includes fees billed for SEC related consulting.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by our audit committee pursuant to Company policy requiring such approval.

100% of all audit services, audit-related services and tax-related services were pre-approved by our audit committee.

Nominating Committee

The Board appointed Chad Kuhlers, Patrick Boyle and James Boeding to the nominating committee for the fiscal year ended December 31, 2010. The nominating committee held one meeting during the fiscal year ended December 31, 2010. Each member of the nominating committee attended at least 75% of the nominating committee meetings.
The nominating committee oversees the identification and evaluation of individuals qualified to become directors and recommends to the Board the director nominees for each annual meeting of the members. The major responsibilities of the nominating committee are to:

•	Identify, recruit and evaluate candidates for open director positions on the Board, including incumbent directors;

•	Make recommendations to the Board concerning the composition of the Board, including its size and qualifications for membership;

•	Develop a nomination process for director candidates;

•	Annually recommend candidates to run for election or re-election to the Board; and

•	Present to the Board, as necessary, candidates to fill vacancies on the Board.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•	Agricultural, business, legal, technical/engineering, accounting and financial background and experience;

•	Community or civic involvement;

•	Independence from the Company (i.e. free from any family, material business or professional relationship with the Company);

•	Lack of potential conflicts of interest with the Company;

•	A candidate's reputation for integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•
Specific needs of the Board relative to any particular candidate so that the overall composition of the Board reflects a mix of talents, experience, expertise and perspectives appropriate to the Company's circumstances.

The nominating committee does not operate under a charter. The nominating committee does not have a policy for receiving nominations for director positions from the Company's members. The Company believes this is reasonable because the Company's operating agreement provides a procedure for the members to nominate individuals to stand for election as directors. The nominating committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. However, only James Boeding is independent under the NASDAQ definition of independence. Mr. Boyle is not independent under the NASDAQ definition due to payments he received from his development agreement with the Company and Mr. Kuhlers is not independent under the NASDAQ definition because he is the Chief Operating Officer of the Company. The nominating committee does not have a formal policy regarding consideration of diversity in identifying director nominees, however, any member may nominate a director nominee pursuant to the procedures described below.

The Board and nominating committee personally solicited nominations for individuals to stand for election at the 2011 Annual Meeting. The Company, through the nominating committee, received the names of six potential nominees from the members and the nominating committee nominated five of these potential nominees to stand for election at the 2011 Annual Meeting.

Member Nominations and Proposals for the 2012 Annual Meeting

Nominations for Director Positions

Notice of member nominations for the election of directors for the 2012 annual meeting must be submitted in writing to the Company by October 21, 2011 (120 calendar days prior to the anniversary of the date when the Company's proxy statement was released in connection with this year's annual meeting), either by personal delivery or by United States Mail, postage prepaid, to the Secretary of the Company. The Company suggests that nominations be submitted by certified mail-return receipt requested.

The notice of member nominations must contain: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of units of the Company entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a director of the Company if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a nominee of the director's seat to be filled at the next election of directors. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded. In addition, the Company may require any proposed nominee to furnish such other information that may be reasonably required to determine the eligibility of such nominee to serve as a director of the Company.

Member Proposals

In order to be considered for inclusion in our 2012 annual meeting proxy statement, member proposals must be submitted in writing to the Company by October 21, 2011 (120 calendar days prior to the anniversary of the date when the Company's proxy statement was released in connection with this year's annual meeting). The Company suggests that member proposals for the 2012 annual meeting of the members be submitted by certified mail, return receipt requested.
Members who intend to present a proposal at the 2012 annual meeting of members without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than January 4, 2012 (45 calendar days prior to the anniversary of the date when the Company's proxy statement was released in connection with this year's annual meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
If the Company does not receive notice of a member proposal intended to be submitted to the 2012 annual meeting by January 4, 2012, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion, provided the Company has included in its proxy statement an explanation of its intention with respect to voting on the proposal.
Rule 14a-11 under the Exchange Act
Members who wish to nominate a director candidate or make a member proposal pursuant to Rule 14a-11 of the Exchange Act, must file the required notice on Schedule 14N no earlier than September 21, 2011 and no later than October 21, 2011 and follow the other requirements of Rule 14a-11.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We engaged in the following transactions with related parties during our fiscal year ended December 31, 2010:

Management Services Agreement with Golden Grain Energy, LLC

Golden Grain Energy, LLC (“Golden Grain”) is currently the owner of 5,000 membership units, or 5.53% of the Company's outstanding units. On December 15, 2008, the Company entered into a Management Services Agreement with Golden Grain for the purpose of sharing certain management employees. Pursuant to the Management Services Agreement, the Company agreed to split the costs of certain management employees with Golden Grain in an effort to reduce our administrative overhead costs.

The total costs that the Company incurred under the Management Services Agreement for fiscal year 2010 was approximately $305,000 and approximately $560,000 for fiscal year 2009. Due to the numerous relationships that the members of the Board have with Golden Grain, the Board formed a committee of disinterested members, who were charged with the task of reviewing the Management Services Agreement to ensure its terms were no less favorable to the Company than could have been agreed to in an arms length transaction.

Stephen Eastman, Nominee

Our director nominee, Stephen Eastman, owns and manages a grain elevator from which the Company purchases corn and miscellaneous materials. During the Company's fiscal year ended December 31, 2010, the Company made purchases of approximately $6,308,000 from Mr. Eastman's grain elevator. The Company believes that the purchases made were on terms no less favorable than the Company could receive from independent third parties.

Walter Wendland, President and Chief Executive Officer

Walter Wendland is our President and Chief Executive Officer. Mr. Wendland's son, Kyle Wendland, is the owner of Comeback Farms Inc. which sold approximately $280,000 in corn to the Company during the Company's 2010 fiscal year. The Company purchases corn from many area farms, including Comeback Farms Inc. The Company believes that these corn purchases were on terms no less favorable than the Company could have received from an independent third party.

Related Party Transaction Review Policies and Procedures

The Board reviews all transactions with related parties, as that term is defined by Item 404 of SEC Regulation S-K, or any transaction in which related persons have an indirect interest. The Company's operating agreement includes a written policy that requires that any such related transaction be made on terms and conditions which are no less favorable to the Company than if the transaction had been made with an independent third party. Further, the Company's operating agreement requires our directors to disclose any potential financial interest in any transaction being considered by the Board. The Company is not aware of any related party transactions that were approved during the Company's 2010 fiscal year which did not comply with this policy.

EXECUTIVE COMPENSATION

Overview

The following individuals were part of our management team for our fiscal year ended December 31, 2010: Walter Wendland served as our Chief Executive Officer, Jeffrey Grober served as our Chief Financial Officer, and Chad Kuhlers served as our Chief Operating Officer. Throughout this proxy statement, each of these individuals are referred to as the “executive officers.” Subject to the terms of the Management Services Agreement discussed below, the Company sets the compensation paid to the executive officers that are employees of the Company and Golden Grain sets the compensation paid to the executive officers that are employees of Golden Grain.

Management Services Agreement

On December 15, 2008, we entered into a Management Services Agreement with Golden Grain Energy, LLC. The purpose of this agreement was to share certain management resources between the Company and Golden Grain Energy. During our fiscal year ended December 31, 2010, our Chief Executive Officer and our Chief Operating Officer were employees of Golden Grain. Pursuant to the Management Services Agreement, we agreed to split the compensation costs associated with each of these executive officers. The compensation costs that are shared between the Company and Golden Grain include 50% of the base salaries and benefits of these individuals along with 50% of the employee costs for these individuals, including employee taxes, worker's compensation insurance and mileage reimbursements. The other executive officer, our Chief Financial Officer Jeffrey Grober, is an employee of the Company and is not shared with Golden Grain.

Golden Grain's employees receive bonuses and other forms of compensation that are directly related to the financial performance of Golden Grain. Pursuant to the terms of the Management Services Agreement, the Company does not reimburse Golden Grain for these bonus costs. The terms of the Management Services Agreement provide that the Company may pay bonuses to the employees of Golden Grain if it decides to do so.

Pursuant to the terms of the Management Services Agreement, the Company is obligated to reimburse Golden Grain for increases in the salaries of its employees that are shared with the Company to the extent of cost of living adjustments announced by the United States Department of Labor. However, the Company can agree to any additional increase to the compensation paid to any of the shared employees, in which case, the Company would be responsible for reimbursing Golden Grain for 50% of the increased cost associated with the employee in question.

Executive Compensation Committee

In April 2010, we established an executive compensation committee. Edward Hatten, James Boeding, Patrick Boyle and Steven Retterath sit on our executive compensation committee. Each member of the executive compensation committee is independent under the NASDAQ definition of independence, with the exception of Mr. Boyle for the reasons described above. The compensation committee does not operate under a charter. The compensation committee does not utilize compensation consultants in establishing the compensation paid to the Company's employees. During our 2010 fiscal year, the executive compensation committee held one meeting, and each member of the committee attended at least 75% of the meetings with the exception of Steven Retterath.
The executive compensation committee has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives. The executive compensation committee considers compensation paid to the Company's employees, subject to the terms of the Management Services Agreement described above.

The executive compensation committee is responsible for exploring compensation arrangements for our senior management, including determining whether compensation paid to our senior management is competitive with other companies in our industry. The executive compensation committee is currently considering a compensation plan for senior management employees of the Company that would be tied to the financial performance of the Company. No such plan has yet been implemented.

Executive Compensation

During our 2010 fiscal year, our Executive Compensation Committee reviewed the compensation paid to the Company's management employees. We expect our Executive Compensation Committee to perform this evaluation approximately annually. The performance of each management employee whose compensation is set by the Company was discussed by the Board. The Board received input and salary recommendations from our Chief Executive Officer regarding the management employees that report to him. In addition, the Board received input and salary recommendations from our Plant Manager regarding the performance of the management employees that report to him. Following these reports and recommendations, the Board approved changes in the salaries of the Company's management employees.

In addition, the Board reviews management's performance pursuant to the Management Services Agreement with Golden Grain approximately quarterly. A part of this quarterly review includes decisions and approvals regarding compensation reimbursement by the Company to Golden Grain.

The Chief Executive Officer has been delegated authority to set compensation for certain management and non-management employees that report to him and to fulfill administrative duties related to compensation decisions of the Board.

Summary Compensation Table

The following table sets forth all compensation paid or payable by the Company during the last two fiscal years to our Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer. However, Walter Wendland and Chad Kuhlers are employees of Golden Grain Energy, LLC. The table below shows their total base salary paid by Golden Grain Energy, LLC. Pursuant to the terms of the Management Services Agreement, the Company is only responsible for paying half of the total salary, benefits and other costs of these individuals during the term of the Management Services Agreement. The footnote to the Summary Compensation Table lists the Company's reimbursement obligations with respect to these named executive officers' salaries. Jeffrey Grober is an employee of the Company and 100% of his compensation is paid by the Company. As of December 31, 2010, none of our directors or executive officers had any options, warrants, or other similar rights to purchase securities of the Company.

		Annual Compensation
Name and Position	Fiscal Year	Salary	Bonus(4)	Total Compensation
Walter Wendland, CEO(1)	2010(5)	$180,000	$11,465	$191,465
	2009	168,000	6,615	174,615
Jeffrey Grober, CFO(2)	2010(6)	100,000	15,592	115,592
Chad Kuhlers, COO(3)	2010(7)	204,000	12,566	216,566
	2009	198,000	7,800	205,800
(1) The Company reimbursed Golden Grain $84,000 during our 2009 fiscal year and $90,000 during our 2010 fiscal year for Mr. Wendland's base salary for his services pursuant to the Management Services Agreement.
(2) Jeffrey Grober was appointed Chief Financial Officer as of January 1, 2010.
(3) The Company reimbursed Golden Grain $99,000 during our 2009 fiscal year and $102,000 during our 2010 fiscal year for Mr. Kuhlers's base salary for his services pursuant to the Management Services Agreement.
(4) A portion of each executive officer's annual bonus for fiscal year 2010 is subject to vesting over a three year period with one-third of the vested portion of the annual bonus vesting each year.
(5) Mr. Wendland's bonus in Fiscal Year 2010 was paid $3,208 in cash and $8,257 which vests over a period of three years.
(6) Mr. Grober's bonus in Fiscal Year 2010 was paid $6,417 in cash and $9,175 which vests over a period of three years.
(7) Mr. Kuhlers's bonus in Fiscal Year 2010 was paid $3,208 in cash and $9,358 which vests over a period of three years.

None of the executive officers who are employees of the Company, specifically, Jeffrey Grober, has an employment agreement with the Company. None of these employees currently have any type of deferred compensation or stock based compensation agreements with the Company. However, the Board is considering implementing such a program. None of these employees hold any options to purchase the Company's units or any other rights to equity based compensation. The Company provides a 401(k) retirement plan to each of its full-time employees, of which, Jeffrey Grober is eligible to participate.

DIRECTOR COMPENSATION

In April 2010, the Company started providing compensation to its directors who attend monthly board meetings. If the directors attend the monthly board meetings in person, they receive $750 per month, with the Chairman of the Board receiving $1,000 per month. If directors attend the monthly board meeting by teleconference instead of in person, the director is entitled to $400 per month.

DIRECTOR COMPENSATION

		Annual Compensation
Name	Fiscal Year	Fees Earned or Paid in Cash	All Other Compensation	Total Compensation
James Boeding	2010	$9,000	$—	$9,000
Patrick Boyle	2010	6,750	—	6,750
Jerry Calease	2010	6,750	—	6,750
Mathew Driscoll	2010	6,750	—	6,750
Leslie Hansen	2010	5,250	—	5,250
Edward Hatten	2010	6,750	—	6,750
Maurice Hyde	2010	6,400	—	6,400
Chad Kuhlers	2010	6,750	—	6,750
Christine Marchand	2010	6,400	—	6,400
Steven Retterath	2010	6,750	—	6,750
Duane Schwickerath	2010	6,750	—	6,750

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our officers and directors, all Section 16(a) filings were made during the Company's 2010 fiscal year, except for one late Form 4 filed by Mr. Boeding.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company's annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended December 31, 2010, accompanies this proxy statement.

These proxy materials are being delivered pursuant to the Internet Availability of Proxy Materials rules promulgated by the SEC. The Company will provide each member solicited a printed or e-mail copy of the Proxy Statement, Proxy Card and Annual Report on Form 10-K without charge within three business days of receiving a written request. Members should direct any requests for a printed or e-mail copy of the proxy materials as follows: (i) by calling our office at (563) 238-5555 or toll free at (866) 238-7879; (ii) by written request to Homeland Energy Solutions, LLC at 2779 Highway 24, Lawler, Iowa 52154; (iii) by e-mail at info@homelandenergysolutions.com; or (iv) on our website at www.homelandenergysolutions.com on or before March 28, 2011, to facilitate timely delivery. The Company will provide each member solicited a copy of the exhibits to the Annual Report on Form 10-K upon written request and payment of specified fees. The 2010 Annual Report on Form 10-K complete with exhibits and the Proxy Statement are also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or through the EDGAR database available from the SEC's internet site (www.sec.gov).

The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents. The rule allows the Company to send a single Notice of Internet Availability of Proxy Materials to any household at which two or more members reside unless the Company has received contrary instructions from one or more member(s). This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce printing and mailing costs. Each member will continue to receive a separate proxy card. If you wish to receive a separate Notice of Internet Availability of Proxy Materials than that sent to your household, either this year or in the future, you may contact the Company by telephone at (563) 238-5555; by e-mail at info@homelandenergysolutions.com; or by written request at Homeland Energy Solutions, LLC at 2779 Highway 24, Lawler, Iowa 52154 and the Company will promptly send you a separate Notice of Internet Availability of Proxy Materials. If members of your household receive multiple copies of our Notice of Internet Availability of Proxy Materials, you may request householding by contacting the Company by telephone at (563) 238-5555 or by written request to Homeland Energy Solutions, LLC at 2779 Highway 24, Lawler, Iowa 52154.

HOMELAND ENERGY SOLUTIONS, LLC        Vote by Mail or Facsimile:
2011 Annual Meeting - Thursday, April 7, 2011        1) Read the Proxy Statement
For Unit Holders as of February 18, 2011            2) Check the appropriate boxes on the proxy card below
Proxy Solicited on Behalf of the Board of Directors        3) Sign and date the proxy card
4) Return the proxy card by mail to 2779 Highway 24,
Lawler, Iowa 52154 or via fax to (563) 238-5557.

PROPOSAL ONE: ELECTION OF TWO DIRECTORS

**You may vote for two (2) nominees**

	For	Withhold/Abstain
Mathew Driscoll, Incumbent	☐	☐	PLEASE INDICATE YOUR SELECTION BY
Stephen Eastman	☐	☐	FIRMLY PLACING AN "X" IN THE
Bernard Retterath	☐	☐	APPROPRIATE BOX WITH BLUE OR
Duane Schwickerath, Incumbent	☐	☐	BLACK INK
Robert Sieracki	☐	☐

By signing this proxy card, you appoint Leslie Hansen and Steven Retterath, jointly and severally, each with full power of substitution, as proxies to represent you at the 2011 Annual Meeting of the members to be held on Thursday, April 7, 2011, at the Starlite Ballroom, 417 East Grove Street, Lawler, Iowa 52154, and at any adjournment thereof, on any matters coming before the meeting. Registration for the meeting will begin at 1:00 p.m. The 2011 Annual Meeting will commence at approximately 2:00 p.m.

Please specify your choice by marking the appropriate box above. The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be RECEIVED by the Company by 5:00 p.m. local time on Wednesday, April 6, 2011.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the 2011 Annual Meeting. If you do not mark any boxes, your units will be voted FOR the incumbents Mathew Driscoll and Duane Schwickerath. If you choose only one (1) nominee, then the proxies will vote your units only for the nominee you chose. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD for a candidate, your votes will not be counted with respect to the director candidate for whom you marked contradicting choices. If you vote FOR more than two nominees, no nominee will receive your vote. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2011 Annual Meeting.

Signature: ______________________________	Joint Owner Signature: ______________________________

Print Name: ____________________________	Print Joint Owner Name: _____________________________

Date: __________________________________	Date: _____________________________________________

Number of Units Held: ____________________

Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney, executor, administrator, trustee or guardian, please note that fact.